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                                                                    EXHIBIT 10.3

                              SOUND REVOLUTION INC.

                    BUSINESS DEVELOPMENT THINK TANK AGREEMENT

This agreement entered into:

Between:

                               Ryan J. Tunnicliffe
                                   ("Thinker")

And:

                    Sound Revolution Inc., a Delaware Company
                                   ("Company")

Thinker and Company agree that Thinker shall participate in the Business Development Think Tank taking place on July 22, 2004 (the "Think Tank") on the following terms and conditions:

         1. Thinker agrees to keep confidential and not disclose to any other party any item discussed at the Think Tank, unless first obtaining the express written permission of Company.

         2. Ownership for all ideas, information & copyright created at the Think Tank shall be the exclusive property of Company.

         3. Company will issue to Thinker $400 worth of Company common stock at an agreed value of $0.20 per share for a total of 2000 shares as compensation for participation in the Think Tank and the signing of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 22nd of July, 2004.


/s/ Ryan Tunnicliffe
---------------------
Thinker


SOUND REVOLUTION INC. per:

/s/ Heather Remillard
---------------------
Authorized Signatory